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                          INDEMNIFICATION AGREEMENT

   THIS INDEMNIFICATION AGREEMENT, dated as of this _____ day of _________, 1994 (this "Agreement"), is made and entered into by and between BMC Software, Inc., a Delaware corporation (the "Company"), and _____________ ____________ ("Indemnitee").

                             W I T N E S S E T H

   WHEREAS, the Company and Indemnitee recognize that the Company desires to be able to attract and retain qualified persons to act as directors and officers of the Company and that such persons should be protected against undue risk of personal liability when acting as directors and officers of the Company.

   WHEREAS, the bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, and Indemnitee has been serving and continues to serve as a director and or officer of the Company in part in reliance on such bylaws;

   WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification and advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) authorized or permitted by law and as set forth in this Agreement, and, to the extent Insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies:

   NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and of Indemnitee's continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the Company and Indemnitee do hereby covenant and agree as follows:

   SECTION 1.  DEFINITIONS.

        (a) CLAIM: any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or any inquiry or investigation, whether instituted by or in the name of the Company or any other party, that Indemnitee in good faith believes might
   lead    to the institution of any such action, suit or proceeding.

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        (b)    EXPENSES: include without limitation attorneys' fees and all other costs, expenses and obligations reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

        (c) INDEMNIFIABLE EVENT: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or occurring by reason of anything done or not done by Indemnitee in any such capacity.

        (d) INDEPENDENT LEGAL COUNSEL: a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other Indemnitees under similar indemnity agreements), or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

        (e) REVIEWING PARTY: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, the stockholders of the Company, or Independent Legal Counsel.

   SECTION 2. SERVICES BY INDEMNITEE. Indemnitee will serve as a director and/or officer of the Company faithfully and to the best of his ability so long as he is duly elected or qualified in accordance with the bylaws of the Company or until such time as he tenders his resignation in writing. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position; provided, however, that the Company shall continue to be fully obligated hereunder. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or affect the right of the Company to terminate the Indemnitee's employment at any time in the sole discretion of the Company, with or without cause.

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SECTION 3.  BASIC INDEMNIFICATION ARRANGEMENT.

        (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the full extent authorized or permitted by law as soon as practicable, but in any event no later than 45 days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties, taxes and any and all amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, taxes or amounts paid in settlement) of such Claim. If so requested by Indemnitee, and in accordance with Section 7 hereof, the Company shall advance any and all reasonable Expenses to Indemnitee (an "Expense Advance").

        (b) Notwithstanding paragraph (a) of this Section 3, the obligations of the Company under this Section 3 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel is involved), no later than 45 days after written demand is presented to the Company in accordance with paragraph (a) of this Section 3, that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law. Indemnitee shall have the right to commence litigation in any court in the State of Texas or the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Alternatively, Indemnitee at his option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the AMERICAN ARBITRATION ASSOCIATION, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration. Such judicial proceeding or arbitration shall be made DE NOVO and Indemnitee shall not be prejudiced by reason of a determination made or deemed to have been made pursuant to the terms of this Agreement that the Indemnitee is not entitled to indemnification. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court or arbitrator

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   shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses reasonably paid or incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings). Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

   SECTION 4. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has served as a witness on behalf of the Company or has been successful, on the merits or otherwise, in defense of any or all Claims relating in whole or in part to an Indemnifiable Event, or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against Expenses reasonably paid or incurred by him or on his behalf in connection therewith.

   SECTION 5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company of some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement of a Claim reasonably paid or incurred by him in connection with the defense, investigation, settlement or appeal of any or all Claims relating in whole or in part to an Indemnifiable Event, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof incurred by him to which Indemnitee is entitled.

   SECTION 6. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. Upon making a written demand for indemnification hereunder it shall be presumed that Indemnitee is entitled to such Indemnification and the Company shall have the burden of proof in the making of any determination contrary to such presumption. Neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of proceedings by Indemnitee to secure judicial determination or award in arbitration that Indemnitee shall be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

   SECTION 7. ADVANCEMENT OF EXPENSES AND COSTS. All reasonable Expenses incurred by Indemnitee shall be paid by the Company in advance of the final disposition of such Claim at the request of Indemnitee within twenty days after the receipt by the Company of a statement

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or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee's entitlement to such expenses shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to Section 3(b) of this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay all such amounts advanced if, and when, it is ultimately determined by a final judicial or arbitration decision (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Subject to the Indemnitee delivering the undertaking referred to in the preceding sentence, the Company shall be required to pay Expenses as provided in this Section 7 even if the claim to which they relate is a matter as to which the Indemnitee would not be entitled to indemnification hereunder if the allegations underlying such claim were true.

   SECTION 8. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Indemnitee of notice of the commencement of any Claim relating in whole or in part to an Indemnifiable Event, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to so notify the Company will not relieve it from any liability that it may have to Indemnitee otherwise under this Agreement. Notwithstanding any other provision of this Agreement, with respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof:

        (a) The Company will be entitled to participate therein at its own expense; and

        (b) Except as otherwise provided in this Section 8(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the
   defense    thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or
   (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on

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   behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

        (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

   SECTION 9. OTHER RIGHTS TO INDEMNIFICATION. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have or hereafter under any bylaw, agreement, vote of stockholders or disinterested directors, provision of the Certificate of Incorporation (as amended from time to time) of the Company, the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

   SECTION 10. ATTORNEYS' FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT. In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against, any actual expense for attorneys' fees and disbursements reasonably incurred by him.

   SECTION 11. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and all of the remaining provision hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

   SECTION 12. SAVINGS CLAUSE. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to any and all Expenses, judgments, penalties, fines, taxes and any and all amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) with respect to any Claim to the full extent permitted by any applicable portion of this Agreement that shall not

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have been invalidated or by any applicable provisions of the law of Delaware or the law of any other jurisdiction.

   SECTION 13. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

   SECTION 14. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

   SECTION 15. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

   SECTION 16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

        (a)  If to Indemnitee, to:

             _________________________
             _________________________
             _________________________
             _________________________


        (b)  If to the Company, to:

             BMC Software, Inc.
             2101 CityWest Blvd.
             Houston, TX 77042-2827
             Attn: M. Brinkley Morse


                                       -7-

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        With a copy to:

        Vinson & Elkins L.L.P.
        1001 Fannin
        3300 First City Tower
        Houston, Texas 77002-6760
        Attn: John S. Watson

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

   SECTION 17. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

   SECTION 18. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

   SECTION 19. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer.

   SECTION 20. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, executors, personal and legal representatives, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company. The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer, director, employee or agent of the Company or of any other enterprise at the Company's request.

   SECTION 21. GOVERNING LAW. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE


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WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO
BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:                                  BMC SOFTWARE, INC.


By: ___________________________          By: __________________________

                                         INDEMNITEE



                                         ______________________________
                                         (Name)



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